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As filed with the Securities and Exchange Commission on October 1, 2002

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2301143 (I.R.S. Employer Identification No.)
111 Barclay Boulevard, Suite 280 Lincolnshire, Illinois (Address of Principal Executive Offices)	60069 (Zip Code)

AMENDED AND RESTATED 1998 STOCK OPTION PLAN
(Full title of the plan)

Phillip B. Donenberg
Chief Financial Officer
BioSante Pharmaceuticals, Inc.
111 Barclay Boulevard, Suite 280
Lincolnshire, IL 60069
(847) 478-0500
(Name, address and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
Immediately upon the filing of this registration statement

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock, par value $0.0001 per share	300,000	$1,230,000	$4.10	$114.00(3)

(1)
Represents the increase in the total number of shares reserved for issuance under the registrant's Amended and Restated 1998 Stock Option Plan. An aggregate of 700,000 shares has been previously registered under a registration statement on Form S-8 (File No. 333-53384) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the registrant's Amended and Restated 1998 Stock Option Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the Amended and Restated 1998 Stock Option Plan, on the basis of the weighted average exercise price of these options, and (ii) with respect to options to be granted under the plan based on the average between the high and low sales prices of the registrant's common stock on September 27, 2002 on the over-the-counter market, as reported by the Over-the-Counter Bulletin Board.

(3)
BioSante filed a registration statement on Form SB-2 (File No. 333-87542) on May 3, 2002 which was declared effective on August 27, 2002. The SEC filing fee previously paid in connection with the Form SB-2 was $920.00. Before that offering under the Form SB-2 was terminated pursuant to a post-effective amendment that was declared effective on September 12, 2002, BioSante sold shares at an aggregate purchase price of $4,500,000 for an SEC filing fee of $414.00. Pursuant to Rule 457(p), BioSante is offsetting the $120.00 filing fee due in connection with this registration statement against the remaining $506.00 of the filing fee from the terminated offering.

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES

        The registrant, BioSante Pharmaceuticals, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-53384) in connection with the registration of an aggregate of 700,000 (as adjusted to reflect a 1-for-10 reverse stock split effective on May 31, 2002) shares of BioSante's common stock to be issued under BioSante's Amended and Restated 1998 Stock Option Plan. BioSante amended this previous registration statement by virtue of a post-effective amendment No. 1 pursuant to Rule 414 under the Securities Act of 1933, as amended, to reflect the reincorporation of BioSante from the State of Wyoming to the State of Delaware.

        Pursuant to General Instruction E of Form S-8, this registration statement is filed by BioSante solely to register an additional 300,000 (as adjusted to reflect a 1-for-10 reverse stock split effective on May 31, 2002) shares of common stock reserved for issuance under BioSante's Amended and Restated 1998 Stock Option Plan. These increases were approved by BioSante's board of directors and stockholders. Pursuant to Instruction E, the contents of BioSante's previously filed registration statement on Form S-8 (SEC File No. 333-53384) and the post-effective amendment No. 1 thereto, including without limitation periodic reports that BioSante filed, or will file, after this registration statement to maintain current information about BioSante, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

Part II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this registration statement)

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on October 1, 2002.

BIOSANTE PHARMACEUTICALS, INC.
By:	/s/ STEPHEN M. SIMES Stephen M. Simes Vice Chairman, President and Chief Executive Officer (principal executive officer)
By:	/s/ PHILLIP B. DONENBERG Phillip B. Donenberg Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)

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POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Stephen M. Simes and Phillip B. Donenberg, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 1, 2002 by the following persons in the capacities indicated.

Signature	Title
/s/ STEPHEN M. SIMES Stephen M. Simes	Vice Chairman, President and Chief Executive Officer
/s/ LOUIS W. SULLIVAN, M.D. Louis W. Sullivan, M.D.	Chairman of the Board
/s/ VICTOR MORGENSTERN Victor Morgenstern	Director
/s/ EDWARD C. ROSENOW, III, M.D. Edward C. Rosenow, III, M.D.	Director
/s/ FRED HOLUBOW Fred Holubow	Director
/s/ ROSS MANGANO Ross Mangano	Director
/s/ ANGELA HO Angela Ho	Director
/s/ PETER KJAER Peter Kjaer	Director

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BIOSANTE PHARMACEUTICALS, INC.
REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith.
23.1	Consent of Deloitte & Touche LLP	Filed herewith.
23.2	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1.
24.1	Power of Attorney	Included on the signature page to this registration statement.

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STATEMENT UNDER GENERAL INSTRUCTION E— REGISTRATION OF ADDITIONAL SECURITIES
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
BIOSANTE PHARMACEUTICALS, INC. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS